WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “Agreement”), dated as of April ____, 2010, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated June 29, 2007 (the “Purchase Agreement”), among the Company and the Holders,  the Company issued the Holders shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”) and Common Stock Purchase Warrants exercisable for shares of Common Stock; and

WHEREAS, the Company has requested that the Holders waive their right to participate in Subsequent Financings as defined in Section 4.12 of the Purchase Agreement, and their right to receive Pre-Notice of such Subsequent Financings, provided that such Subsequent Financings close on or before April 30, 2010;

NOW THEREFORE, in consideration of the Company’s payment to each of the Holders of $1, the receipt and sufficiency of which is acknowledged, and the mutual promises and covenants contained herein, the parties agree as follows:

1.

Waiver of Right to Participate in Subsequent Financings.  Each of the Holders hereby waives its right under Section 4.12 of the Purchase Agreement to participate in Subsequent Financings that the Company closes from the date hereof through April 30, 2010, and further waives all other participation rights, rights of first refusal and rights to Pre-Notice with respect to such Subsequent Financings.

2.

Survival of Terms of Purchase Agreement.  Subject to the modifications provided herein, the Purchase Agreement shall remain in full force and effect and, except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or of any right, power or remedy of the Holder.

3.

Authorization; Enforcement. The Company and the Holder each represent that it has the requisite corporate power and authority to enter into the Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the Holder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Holder and no further action is required by either the Company or the Holder or the respective Boards of Directors or stockholders of either party in connection therewith.  Upon execution by the Company and the Holder, this Agreement will constitute the valid and binding obligation of each such party, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally,

(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.

Counterparts.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

_/s/ Christopher J. Spencer 4/8/10

By: Christopher J. Spencer

Its: President

“Holder(s)”

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, Ena

_/s/___________________________

By: ____________________________

Its: ____________________________